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                                                                    EXHIBIT 24.B

                       CERTIFICATE OF ASSISTANT SECRETARY

     I, RICHARD G. BEACH, DO HEREBY CERTIFY that I am a duly elected Assistant Secretary of The Union Light, Heat and Power Company, a corporation formed and existing under the laws of the state of Kentucky (the "Corporation"), and that as such Assistant Secretary, I am authorized to execute and deliver this Certificate, and that the information herein is true and correct. I do further certify that the following is a true and correct copy of a resolution duly adopted by the board of directors of said Corporation effective September 15, 2004 and that such resolution has not been amended and is in full force and effect on the date hereof:

          RESOLVED FURTHER That each officer and director of the Corporation who may be required to sign and execute each Registration Statement covering such securities or amendments and supplements thereto or documents in connection therewith (whether for or on behalf of the Corporation, or as an officer of the Corporation, or otherwise) be and is hereby duly authorized and directed to execute a power of attorney appointing Marc E. Manly, Wendy
     L. Aumiller, Julia S. Janson, and Christopher J. Vogt, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead, in any such capacity such Registration Statements and any and all amendments thereto, including amendments or supplements to the prospectus contained in such Registration Statements or amendments thereto and the addition or amendment of exhibits and other documents in connection therewith, and to file the same with the Commission, each of such attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of such officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys, or either of them, may deem necessary or advisable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 16th day of September, 2004.


                                        /s/ Richard G. Beach
                                        --------------------
                                        Richard G. Beach
                                        Assistant Secretary